UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 15, 2007

Comdisco Holding Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-499-68	54-2066534
(Commission File Number)	(IRS Employer Identification No.)

5600 NORTH RIVER ROAD, SUITE 800 ROSEMONT, ILLINOIS	60018
(Address of Principal Executive Offices)	(Zip Code)

(847) 698-3000
(Registrant’s Telephone Number, Including Area Code)

6111 NORTH RIVER ROAD, ROSEMONT, ILLINOIS
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 15, 2007, Comdisco Holding Company, Inc. issued a press release announcing that, pursuant to the Order Authorizing The Release Of Excess Funds From The Disputed Claims Reserve entered by the Bankruptcy Court on August 1, 2007 and in accordance with its plan of reorganization, it would make a supplemental distribution in the approximate amount of $40 million dollars (including interest and dividends on the funds in the Disputed Claims Reserve) to its general unsecured creditors with allowed claims. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Comdisco Holding Company, Inc., dated August 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMDISCO HOLDING
COMPANY, INC.

Dated: August 15, 2007	By:	/s/ Robert E. T. Lackey
		Name:	Robert E. T. Lackey
		Title:	Authorized Representative

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Comdisco Holding Company, Inc., dated August 15, 2007